EQUITY PARTICIPATION AND FARMOUT AGREEMENT

THIS AGREEMENT is made this 7th, day of April, 2004

AMONGST:

ENERGY 51 INC. (formerly 1085143 Alberta Ltd.), a body corporate, having an office in the City of Calgary, in the Province of Alberta, (hereinafter referred to as "ENERGY 51")

-and-

URANIUM POWER CORPORATION, a body corporate, having an office in the City of Vancouver, in the Province of British Columbia, (hereinafter referred to as "UPC")

-and-

WEST PEAK VENTURES OF CANADA LTD., a body corporate, having an office in the City of Vancouver, in the Province of British Columbia, (hereinafter referred to as "West Peak")

WHEREAS UPC desires to participate in the funding of the equity of Energy 51 and West Peak desires to become a shareholder in Energy 51;

-and-

WHEREAS ENERGY 51 has intentions to earn interests in certain petroleum and natural gas leases and then to identify certain wells to drill thereon, and ENERGY 51, UPC and West Peak wish to enter into this Farmout Agreement to provide for the drilling of such wells and the development of potential oil and gas reserves,

-and-

WHEREAS UPC and West Peak desire to participate in the drilling of such wells and earn an interest in such wells and leases;

-and-

WITNESS that in consideration of the mutual covenants and agreements hereinafter set forth the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 **Definitions**

In this Agreement the definitions contained in Schedule "A" and "B" shall apply, and unless the context otherwise requires or unless otherwise defined herein the following words shall mean:

(a) **"Contract Depth"** means a depth of down to 15 meters below the top of the zone indicated on each prospect presented for farm-in;

(b) **"Farmout Documents"** means all title documents and farm-out agreements or options or other agreements giving rise to the interest of ENERGY 51 in the Farmout Lands including any agreements creating third party encumbrances;

(c) **"Farmout Lands"** means, in relation to the Wells, the spacing unit for such wells and/or the right to produce petroleum substances all as shall be set forth and described in a Schedule for each prospect presented for farm-in;

(d) **"Farmout Procedure"** means the 1997 CAPL Farmout Procedure hereby incorporated by reference along with the elections etc. as set out in Schedule "B".

(e) **"ENERGY 51 Working Interest"** means the working interest(s) set forth on a Schedule for each prospect presented for farm-in , retained by ENERGY 51 in the Wells and Farmout Lands after earning by UPC and/or West Peak per this Agreement;

(f) **"UPC/West Peak Cost Interest"** means UPC's and/or West Peak's percentage cost share, as will be set out on a Schedule for each prospect presented of drilling, completion, equipping and tie-in costs. These shall be generally in the form of a 'one third for a quarter' basis;

(g) **"UPC/West Peak Working Interest"** means the working interest, as set out on a Schedule for each prospect presented, earned by UPC and/or West Peak in the Farmout Lands, and the Wells, pursuant to the terms of this Agreement. Again, these shall be on a 'one third for a quarter' basis;

(h) **"Operating Procedure"** means the 1990 CAPL Operating Procedure and the 1988 PASC Accounting Procedure and the 1993 CAPL Assignment Procedure are hereby incorporated by reference along with the elections etc. as set out in Schedule "A";

(i) **"Third for a Quarter"** means the party farming into a play pays one third of the costs of drilling, testing, completing, equipping and the tie-in to the outlet valve (including pump jack & tanks on an oil well and the flow-line up to the sales line for a gas well) in the spacing unit to earn twenty-five percent of the working interest offered in the spacing unit;

(j) **"Wells"** means those wells to be identified and listed as such on a Schedule prepared for each prospect presented to UPC and/or West Peak for farm-in;

1.2 Schedules

The following schedules are attached to and form part of this Agreement:

Schedule "A" — Operating Procedure, Accounting Procedure, Assignment Procedure, elections for same.

Schedule "B" — Farm-out Procedure, elections for same.

ARTICLE 2
DRILLING COMMITMENT and EARNING

2.1 First Well on a Prospect

UPC and West Peak are hereby offered, anytime on or before April 1st, 2006, the right to participate on a 'third for a quarter' basis on all prospects generated by Energy 51. UPC and/or West Peak shall have 30 days from notice to drill any well by Energy 51 to elect to participate on at least a combined 33 1/3% paying interest of Energy 51's share of any play, or more should Energy 51 offer more. Should Energy 51 elect not to drill it's full available interest itself, then UPC/West Peak shall have the first right of refusal, during the same 30 day period noted above, on any interest above their prescribed 33 1/3% before any outside party is offered said interest. The Cash Call accompanying such notice shall be paid within 30 days of the election to drill and if either date is missed, then the right to participate is forfeited by the delinquent company be it UPC or West Peak. UPC and/or West Peak may vary their individual share on any play upon their own mutual agreement.

2.2 Subsequent Wells

All subsequent wells shall be treated as in 2.1 for new prospects but any other wells on the earned lands shall be treated as per the governing CAPL agreement noted herein.

2.3 Earning

Upon UPC and/or West Peak drilling to Contract Depth and testing, abandoning or completing and tying-in any of the Wells, UPC and/or West Peak shall have earned their respective share of Energy 51's available Working Interest.

ARTICLE 3
OWNERSHIP AND TITLE

3.1 ENERGY 51 as Trustee

ENERGY 51 will initially hold the UPC and/or West Peak Working Interest(s) as bare trustee for UPC and/or West Peak and shall execute such declarations of trust or other documentation from time to time as may be reasonably required by UPC and/or West Peak.

3.2 Farmout Documents

ENERGY 51, UPC and West Peak agree with each other to be bound by, observe and perform all of the terms and provisions of the Farmout Documents in respect of the Farmout Lands.

3.3 No Warranty

ENERGY 51 does not represent nor warrant title to any interest in the Farmout Lands or other property associated with such lands or agree to convey to UPC and/or West Peak any better title thereto than ENERGY 51 has or may have from time to time under any Farmout Documents.

ARTICLE 4
FACILITIES and COSTS

4.1 Gathering, Processing and Transportation Fee

UPC's and/or West Peak's share of petroleum substances produced from the Wells may be produced through facilities owned or partially owned by ENERGY 51, in such an event ENERGY 51 shall charge UPC and/or West Peak a fee for the use of such facilities, such fee shall not exceed the fee charged other third parties using such facilities or in the absence of other third party fees, the fee charged UPC and/or West Peak shall not exceed the industry standard for similar facility use per the JP 95 Processing Fee Calculations.

4.2 Expenditures after Earning

After earning, all future oil and gas expenditures in respect of the Wells drilled per this Agreement and the Farmout Lands will be paid by UPC and/or West Peak as to its working interest share and all subsequent oil and gas operations will be conducted in accordance with section 6.5 hereof and the other provisions of this Agreement and the Operating Procedure.

ARTICLE 5
OPERATIONS

5.1 Energy 51 to Conduct Drilling Operations

ENERGY 51 will perform or cause to perform and carry out all drilling and abandonment or completion operations hereunder in a diligent manner and in accordance with good oilfield practice.

5.2 ENERGY 51 to Conduct Production Operations

Upon rig release date of each Well drilled and completed per this Agreement ENERGY 51 shall become the Operator of such well and Farmout Lands relevant to such well.

5.3 Operating Procedure and Farmout Procedure

The Operating Procedure and Farmout Procedure (as applicable between UPC/West Peak and ENERGY 51) or if there is a third party operating agreement such third party operating agreement will apply to all operations carried out by UPC/West Peak or ENERGY 51 pursuant to the terms of this Agreement insofar as such Operating Procedure is applicable and not inconsistent with the terms of this Agreement.

5.4 Accounting Procedure and Expenses

All costs of work done or expenses incurred in relation to any Well will be charged in accordance with the provisions of the accounting procedure annexed to the Operating Procedure, to the extent the provisions of such procedure do not conflict with the provisions of this Agreement. All approved expenses incurred by Energy 51 in the normal course of conducting business on behalf of UPC shall be reimbursed by UPC to Energy 51.

5.5 Indemnity

UPC/West Peak hereby indemnifies and agrees to hold ENERGY 51 harmless against any costs, claim or liability to any third party resulting form any act or omission of, the UPC/West Peak or its agents and employees and any third party acting for UPC/West Peak, their agents and employees, in conducting operations with respect to the Wells.

ARTICLE 6
EQUITY INVESTMENT IN ENERGY 51

6.1 Original Shareholders

Upon payment of $200,000.00 Cdn. by UPC to Energy 51 and the signing of this Agreement, the shareholdings of Energy 51 shall be:

Randy Buchanan	1,800,000 shares
Paul Watson	1,800,000 shares
UPC	750,000 shares
West Peak	450,000 shares
Total Outstanding shares =	***4,800,000 shares***

With completion of this payment, UPC shall appoint Bill Timmins to the Board of Directors of Energy 51 along with the other two Directors, Randy Buchanan and Paul Watson. West Peak shall also have the right to appoint an observer, with no voting rights, to attend any and all Energy 51 Board meetings. That designate shall be at West Peak's discretion and may vary from time to time but initially shall be Tim Brock.

All shareholder's shall maintain anti-dilution rights in the common shares of Energy 51 for a period of two years up to April 1, 2006. Any shareholder shall have the right to purchase further equity to maintain their current interest in the company priced at the then market price. Notice shall be given to all shareholders pending any new equity being sold and each shareholder shall have 20 days to exercise their right to said anti-dilution remedy.

6.2 Second Deposit of Equity Funds

Upon payment of $100,000.00 Cdn. by UPC to Energy 51 by close of business July 2,2004, the shareholdings of Energy 51 shall be:

Randy Buchanan	1,800,000 shares
Paul Watson	1,800,000 shares
UPC	1,125,000 shares
West Peak	675,000 shares
Total Outstanding shares =	***5,400,000 shares***

6.3 Third Deposit of Equity Funds

Upon payment of $100,000.00 Cdn. by UPC to Energy 51 by close of business October 1,2004, the shareholdings of Energy 51 shall be:

Randy Buchanan	1,800,000 shares
Paul Watson	1,800,000 shares
UPC	1,500,000 shares
West Peak	900,000 shares
Total Outstanding shares =	***6,000,000 shares***

6.4 Share Option Participants in Energy 51

The directors, officers, and key employees shall have the right to participate in the company's share option plan at the discretion of the Board of Directors.

6.5 Option Plan for Energy 51

The plan shall be limited to 10% of the current issued shares and shall be priced initially at $0.06 Cdn. per share. A more detailed plan shall be approved by the Board of Directors.

ARTICLE 7
URANIUM POWER WORKING CAPITAL ADVANCES

7.1 Purpose

UPC has agreed, on a best efforts basis, to advance Energy 51 up to $500,000.00 Cdn. to undertake any *bona fide* oilfield work within the company be it land purchases, drilling, oil & gas property purchases, or the like. Such advance(s) shall be secured behind normal banking requirements of the company.

7.2 Amount and Timing

The total funds available to Energy 51 shall be $500,000.00 Cdn. and shall be payable by UPC within 30 days of a cash call by Energy 51 stating the purpose for the funds. These funds shall be available to Energy 51 until the full amount is expended or until both companies mutually agree to suspend this arrangement.

7.3 Conversion to Shares

After October 1, 2004, and up to two years after the date of when Energy 51 cash called UPC for the last portion of the $500,000, on a one-time election only, UPC may elect with 30 days notice to Energy 51 to convert this advance to common shares in Energy 51. The conversion for the full $500,000 would be into 1,058,825 shares and any lesser amount converted would be on a pro-rata basis of this dollar amount forwarded. For sake of clarity, assuming UPC has funded it's original $400,000 at October 1, 2004, and had advanced the full $500,000, its' full election to convert would create the following share holdings:

	Before Conversion	After Conversion
Randy Buchanan	1,800,000 (30%)	1,800,000 (25.5%)
Paul Watson	1,800,000 (30%)	1,800,000 (25.5%)
UPC	1,500,000 (25%)	2,558,825 (36.25%)
West Peak	900,000 (15%)	900,000 (12.75%)
Totals=	**6,000,000 (100%)**	**7,058,825 (100%)**

7.4 Working Capital Advance Into A Loan If Not Converted

Should UPC elect not to convert this advance into common shares of Energy 51 then the full amount advanced shall become a Term Loan from UPC to Energy 51 and shall be due at a 100% return (ie. $1,000,000 if the full $500,000 was advanced, or a pro-rata amount should a lesser advance have been paid). It will be due on the anniversary date of two years from the date on which the monies were spent from the last cash call for such funds that was issued by Energy 51 to UPC and said funds forwarded to Energy 51 from UPC.

ARTICLE 8
UPC AND ENERGY 51

8.1 Directorships

It is understood that upon signing this Agreement and the meeting of the conditions and terms in this Article 8 that Paul Watson and Randy Buchanan shall both let their names stand as Directors of UPC.

8.2 UPC Obligations

Prior to signing this Agreement, UPC's Mr. George Orr shall provide to Watson/Buchanan UPC's last 10K and 10Q as well as its material agreement including a draft SB2, purchase of WPC, proposed purchase of an interest in Firebag, the Earth Energy Agreement and revisions where available, a copy of the Keith McRae Agreement, a detailed breakdown of the Company's share structure, details of Anhydride Oil of Canada Inc., a current balance sheet, and any other document of a material nature. Buchanan/Watson also have the right to interview Mr. George Orr and meet with the existing UPC Board members.

8.3 Energy 51 Consulting Arrangements

Buchanan and Watson shall attend all UPC Board meetings in person or on the telephone with 48 hours notice for no fee consideration, unless fees are prescribed by the Corporation.

Buchanan and Watson shall provide administration or geological services on the basis of $400 Cdn. per day (prorated hourly for less than full days) on a need basis and any such fees shall be payable by UPC to Energy 51 within 30 days of being invoiced for same.

Office space may be provided to UPC, if available, on a cost recovery basis as shall office services including administrative, telephone, fax, etc.

8.4 Options for Buchanan/Watson

As Board members, both Watson and Buchanan shall be granted an option to purchase 200,000 shares of restricted or 144 stock at $0.05 Cdn. per share for a period of two years. The exercise price shall be subject to UPC's attorney's legal opinion.

Both Buchanan and Watson shall be granted an option to purchase 200,000 shares of free trading common shares at an exercise price to be determined as the average of the last five trading days closing trade price at the time of signing this Agreement. The options shall vest in 90 days of granting and be exercised on delivery against payout on 10 days written notice with a five year life. The options shall terminate (after the 90 day vesting period) after 30 days from either dismissing or quitting but shall terminate immediately if dismissed with cause. In the event of the death of either Watson or Buchanan, their heirs or assigns or estates shall have one year to exercise against payout all of the aforementioned options to purchase shares in UPC.

For the sake of further clarity, a more formal option agreement will be prepared by UPC to detail these option grants within 90 days of Buchanan and Watson becoming Directors of UPC.

8.5 Royalties for Buchanan/Watson

UPC shall cause a royalty to be granted to both Buchanan and Watson as to $0.01 per barrel each for both the Pasquia Hills Project as well as the Firebag project. Within 90 days of becoming a UPC Director the Royalty Agreement will become effective with a draft agreement to be agreed upon in the interim, which, amongst other items, will address: Area of Mutual Interests, exact definition of the royalty payment, and the intention to sell the royalties to a senior partner at a subsequent date.

ARTICLE 9
MISCELLANEOUS

9.1 Taxes

The parties to this Agreement hereby elect jointly to have the Operator account for goods and services tax relating to any operation in respect of a Prospect pursuant to subsection 273 (1) of the Excise Tax Act.

9.2 Limitations Act

The two-year period for seeking a remedial order under section 3(1)(a) of the Limitations Act S.A. 1996 c. L-15-1, as amended, for any claim (as defined in such Act) arising in connection with this Agreement is extended to:

(a) for claims disclosed by an audit, two years after the time this Agreement permitted such audit to be performed; or

(b) for all other claims, four years.

IN WITNESS WHEREOF the parties hereto have caused these presents to be executed on the day and year first above written.

ENERGY 51 INC.

Per: Randy Buchanan

Per: Paul Watson

URANIUM POWER CORPORATION

Per:

Per:

WEST PEAK VENTURES OF CANADA LTD.

Per:

Per:

SCHEDULE "A"

ATTACHED TO AND FORMING PART OF A FARMOUT AGREEMENT DATED MARCH 31st, 2004 AMONGST ENERGY 51 INC., URANIUM POWER CORPORATION, AND WEST PEAK VENTURES OF CANADA LTD.

1990 CAPL OPERATING

I. Operator: Energy 51 Inc.

II. Insurance (Clause 311): A

III. Marketing (Clause 604): A

IV. Casing Point Election (Clause 903): A

V. Penalty for Independent Operations (Clause 1007):

Development Wells 300% Exploratory Wells 500% Horizontal Wells 400%

VI. Title Preserving Well (Clause 1010): 180 days

VII Addresses for Notices (Clause 2202):

Energy 51 Inc.
c/o 40 Prominence Point SW
Calgary, Alberta
T3H 3E8

Attention: President
Fax: (403) 686-2250

Uranium Power Corporation and West Peak Ventures of Canada Ltd.
Suite 420
475 Howe Street
Vancouver, B.C.
V6C 2B3

Attention: George Orr
Fax: (604) 606-7980

VIII. Dispositions of Interests (Clause 2401): A

IX. Recognition upon Assignment (Clause 2404): A

PASC 1988 ACCOUNTING PROCEDURE

I. Operating: Advances (Clause 105): 10% of an approved forecast of expenditures

II. Approvals (Clause 110): 2 or more parties totaling 65%

III. Labour 202(b)(1) and 202(b)(2)
202(b)(1) Second Level Supervisors shall be chargeable
202(b)(2) Technical Employees shall be chargeable

IV. Employee Benefits (Clause 203(b): 25%

V. Warehouse Handling (Clause 217(a)(1)): 25% for tubular goods 50.8 mm (2") and over; and each other item of material having a new price in excess of $5,000. [Clause 217(a)(2)]: 5% of the cost of all other material

VI. Overhead

1. Clause 302
(a) For each Exploration Project:
    (1) 5% of first $ 50,000
    (2) 3% of next $ 100,000
    (3) 1% of cost exceeding (1) and (2)

(b) For each Drilling Well:
    (1) 3% of first $50,000
    (2) 2% of next $100,000
    (3) 1% of cost exceeding (1) and (2)

(c) For each Construction Project:
(1) 5% of first $ all costs

(d) For Operation and Maintenance:
    (1) 10% of the Cost of Operation and Maintenance of the Joint Property, and:
    (2) $250 for Producing Well per month; or,
    (3) $____ flat rate per month for producing, injection, and water source operations

The rate in subclause (d)(2) and/or (d)(3) herein will ___/will not X be adjusted.

VII. Pricing of Joint Material Purchases, Transfers and Dispositions (Article IV) $25,000 for requiring approval.

VIII Periodic Inventories (Clause 501): 5 year intervals

SCHEDULE "B"

ATTACHED TO AND FORMING PART OF A FARMOUT AGREEMENT DATED MARCH 31st, 2004 AMONGST ENERGY 51 INC., URANIUM POWER CORPORATION, AND WEST PEAK VENTURES OF CANADA LTD.

1. Clause 1.01(f) – July 16th, 2003
2. Clause 1.01(k) – Farmee means Uranium Power Corporation and/or West Peak Ventures of Canada Ltd.
3. Clause 1.01(l) – Farmor means Energy 51 Inc.
4. Clause 1.02 311 Insurance – Alternate A
5. Clause 4.00 – will not apply
6. Clause 5.00 – will not apply
7. Clause 6.00 – will not apply
8. Clause 8.00 – will not apply
9. Clause 11.02 – will apply, pay $2000.00